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                                                                      Exhibit 21

                          CAROLINA BANK HOLDINGS, INC.

                              LIST OF SUBSIDIARIES

1.   Carolina Bank, Greensboro, North Carolina

2.   CBHI Capital Trust I, Greensboro, North Carolina